Exhibit 10.1

THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT

This Third Amendment to Stock Purchase Agreement (“Amendment”) is made as of June 1, 2009, by and among MasTec North America, Inc., a Florida corporation (“Buyer”), MasTec, Inc., a Florida corporation (the “Guarantor”), Wanzek Construction, Inc., a North Dakota corporation (the “Company”), Trust B under the Amended and Restated Living Trust of Leo Wanzek dated February 2, 2000, a North Dakota trust (“QTIP”), Janet L. Wanzek, a North Dakota resident (“Janet”), Wanzek Construction 2008 Irrevocable Trust, a North Dakota trust (“IDIT”), Jon L. Wanzek, a North Dakota resident (“Jon”) and Jon L. Wanzek 2008 Two-Year Irrevocable Annuity Trust, a North Dakota trust (“GRAT”) (QTIP, Janet, IDIT, Jon and GRAT taken together are the “Sellers”), and Jon, as Sellers’ Representative (the “Sellers’ Representative”). Each of Buyer, Guarantor, Company, Sellers, and Sellers’ Representative is a “Party” and together, the “Parties.”

R E C I T A L S

A. The Parties entered into a Stock Purchase Agreement dated October 4, 2008 and subsequently amended such Stock Purchase Agreement on December 2, 2008 and further on December 16, 2008 (the “Agreement”).

B. The Parties wish to further amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the Parties agree as follows:

1. Capitalized terms used but not defined in this Amendment have the respective meanings set forth in the Agreement.

2. Section 1.2 of the Agreement is hereby amended as follows:

The term “Substitute Escrowed Funds” is added to the glossary of defined terms between the term “Stub Period Return” and the term “Survival Period” and the location of such term is Section 2.3(b).

3. Notwithstanding the amount of Escrow Shares determined at Closing pursuant to the Agreement, the Agreement is hereby amended to revise the definition of “Escrow Shares” to be 776,699 MasTec Shares to be held in the Escrow Account following the date hereof in accordance with the Escrow Agreement. Upon execution and delivery of this Amendment, the Parties will execute and deliver to the Escrow Agent all documents required by the Escrow Agent to release from the Escrow Account all MasTec Shares in excess of the Escrow Shares (as defined in this Amendment).

4. Immediately following Section 2.3(b) of the Agreement, the following Section 2.3(c) is added:

“(c) Substitution of Collateral. The Sellers’ Representative shall have the right, but not the obligation, to deliver Ten Million Dollars ($10,000,000) in cash (the “Substitute Escrowed Funds”) to the Escrow Agent to be held in the Escrow Account in substitution for the Escrow Shares. If Sellers’ Representative exercises such right, then the Parties shall execute such additional agreements with the Escrow Agent as the Escrow Agent may require to (i) release the Escrow Shares to the Sellers’ Representative and (ii) take possession of the Substitute Escrowed Funds.”

The existing Sections 2.3(c) and 2.3(d) shall be renumbered 2.3(d) and 2.3(e), respectively.

5. The parties acknowledge that the Final Closing Statement is attached hereto as Exhibit A and agree that the Final Closing Adjustment is a positive Two Million Two Hundred Ninety-Eight Thousand Two Hundred Twenty-Seven and No/100ths Dollars ($2,298,227.00) all pursuant to Section 2.5. The Final Closing Adjustment shall be paid by Buyer to the Sellers’ Representative seven (7) days from the date hereof and shall include interest thereon from the Closing Date until the Closing Adjustment Payment Date at an annual interest rate of five percent (5%).

6. In calculating the Final Closing Adjustment, the parties classified the Seaboard Receivable as set forth on Schedule 4.8, but in an updated amount of $2,480,650 (the “Seaboard Receivable”), as an Excluded Accounts Receivable because it was more than 120 days old as of the Closing Date. In addition, the parties removed from current liabilities included in Actual Net Working Capital $1,961,445 of accounts payable to subcontractors related to the Seaboard Receivable (the “Seaboard Related Payables”). The Buyer agreed not to include the Seaboard Related Payables in current liabilities for purposes of Actual Net Working Capital used to determine the Final Closing Adjustment based upon the assumption that no amounts will be payable with respect to the Seaboard Related Payables unless the Company is able to collect on the Seaboard Receivable. Accordingly, the Company shall retain all rights to the Seaboard Receivable and the parties agree that pursuant to Section 2.7(a), (a) upon the Company’s collection of all or any portion of the Seaboard Receivable, Sellers shall no longer have any right to receive payment and (b) the Company shall not be required to assign such receivable (nor shall the Sellers be entitled to such assignment); provided, however, that should Buyer collect on the Seaboard Receivable an amount in excess of the sum of (x) the amount due to be paid on the Seaboard Related Payables, plus (y) all costs and expenses related to such collection, and plus (z) the amount of any other Adverse Consequences in connection therewith or the related project, the Buyer shall promptly pay such excess to the Sellers’ Representative. The parties also agree that should all or any portion of the Seaboard Related Payables be written off or reduced as contemplated by Section 2.7(b), no amount shall be due or payable to Sellers in connection therewith as they have already received the full benefit of valuing the Seaboard Related Payables at zero. Sellers confirm and agree that all Adverse Consequences of the Seaboard Receivable, the related project, including those related to the subcontractor ECA, and the Seaboard Related Payables (including any amount to be paid at any time to satisfy the Seaboard Related Payables, and all fees, costs, expenses and other Adverse Consequences in connection therewith) are Disclosed Matters to be indemnified in full by Sellers pursuant to Section 11.2(d) of the Agreement; provided that Sellers’ obligation to indemnify for the Seaboard Related Payables shall be reduced (on a dollar for dollar basis) by the net amount of the Seaboard Receivable collected by the Company, excluding any amount paid over to the Sellers’ Representative pursuant to the 4 th sentence of this Section 6, after all costs and expenses of collection.

7. Section 7.6 of the Agreement is hereby amended to delete all references to “MasTec Shares”. The second sentence of such section is amended to delete “at the end of the Escrow Period” from the end of such sentence.

8. The Table of Contents is amended to reflect the sections and subsections added to the Agreement by this Amendment.

9. Except as specifically amended hereby, the Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

10. Each of Sections 12.7 and 12.8 is by this reference incorporated into this Amendment as if the text thereof was set forth in full herein and shall apply fully to this Amendment.

11. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

Buyer:	MASTEC NORTH AMERICA, INC.

	By:	/s/ Pablo Alvarez
	Name:	Pablo Alvarez
	Title:	Executive Vice President Mergers and Acquisitions

Guarantor:	MASTEC, INC.

	By:	/s/ Pablo Alvarez
	Name:	Pablo Alvarez
	Title:	Executive Vice President Mergers and Acquisitions

Company:	WANZEK CONSTRUCTION, INC.

	By	/s/ Jon L. Wanzek
	Name:	Jon L. Wanzek
	Title:	President

Sellers:	Trust B under the Amended and Restated Living Trust of Leo Wanzek dated February 2, 2000

	By:	/s/ Jon Wanzek
	Name:	Jon Wanzek
	Its:	Trustee

[Signature Page to Third Amendment to SPA]

Wanzek Construction 2008 Irrevocable Trust

	By:	/s/ Jon Wanzek
	Name:	Jon Wanzek
	Its:	Administrative Trustee

	By:	/s/ Kevin Gourde
	Name:	Kevin Gourde
	Its:	Independent Trustee

/s/ Janet L. Wanzek
Janet L. Wanzek, an individual

/s/ Jon L. Wanzek
Jon L. Wanzek, an individual

Jon L. Wanzek 2008 Two-Year Irrevocable Annuity Trust

	By:	/s/ Jon Wanzek
	Name:	Jon Wanzek
	Its:	Trustee

	By:	/s/ Scott L. Anderson
	Name:	Scott L. Anderson
	Its:	Independent Trustee
Sellers’ Representative:
/s/ Jon L. Wanzek
Jon L. Wanzek, as Sellers’ Representative

[Signature Page to Third Amendment to SPA]